UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 17, 2008
(Date of Earliest Event Reported)

GAMMACAN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32835	33-0956433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39 Jerusalem St.
Kiryat Ono 55423 Israel
(Address of principal executive offices)

(972) (3) 738-2616 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

          On September 17, 2008, Albert Passner and David DeMedio tendered their resignations, effective as of such date as directors of the registrant. Subsequently, on September 24, 2008, Josef Neuhaus tendered his resignation, effective as of such date as director of the registrant. Messrs. Passner, DeMedio and Neuhaus resigned for personal reasons and did not resign because of a disagreement with the registrant’s management or on any matter relating to its operations, policies or practices.

          Prior to Mr. Neuhaus’ resignation and as sole director of the registrant, on September 23, 2008, he appointed Limor Zur-Stoller, Jacob Nusbacher, MD and Alan Waldman, Ph.D. as directors to fill the vacancies on the Board.

          Ms. Zur-Stoller, aged 39, has been serving as the registrant’s Chief Financial Officer and Treasurer since March 2008. Prior to joining the registrant, Ms. Zur-Stoller served as RadView Software Ltd.’s (OTCBB: RDVWF) Vice President of Finance from August 2006 until March 2008, its Director of Finance from July 2004 until August 2006, and its Controller from November 2001 until July 2004. RadView develops and markets software for testing the performance, scalability and reliability of internet applications. Ms. Zur-Stoller also served as the International Controller at Check Point Software Technologies Ltd. from December 1997 until June 2001. Prior to this, Ms. Zur-Stoller was an auditor with the accounting firm of Deloitte Brightman Almagor, a member of Deloitte Touche Tohmatsu, from June 1994 until December 1997. Ms. Zur-Stoller received a B.A. in Accounting and Economics from Tel Aviv University, and an M.B.A. in Finance and Accounting from The College of Management in Israel. Ms. Zur-Stoller is an Israeli Certified Public Accountant.

          Dr. Nusbacher, aged 70, has been serving as the registrant’s Director of Medical and Scientific Affairs since October 2005. Prior to joining the registrant, from 1996 until 2005 he served as Medical Director of Kamada Ltd, a plasma fractionation company and from 1989 until 1996 was the director of the blood bank at Sapir Medical Center. Dr. Nusbacher previously served as Director of the American Red Cross Blood Center in Rochester NY, Senior Vice President and Medical Director of the Central Blood Bank of Pittsburgh and Medical Director of the Canadian Red Cross' Toronto Centre. Dr. Nusbacher received a B.A. Degree from Yeshiva University, an MD from the Chicago Medical School and trained in Internal Medicine, Hematology and Blood Banking at NYU Medical Center and Mount Sinai Hospital respectively. He has more than 100 scientific publications and has been Professor of Medicine at the Universities of Rochester, Pittsburgh, Toronto and Tel Aviv. He has also served on the FDA blood products panel for 5 years and on the Editorial Board of the journal Transfusion for 20 years.

          Dr. Waldman, aged 63, has since 1988 been a principal of Waldman Biomedical Consultancy, an international consultancy to companies in the biologics, drug and device fields. Prior to founding Waldman Biomedical Consultancy, Dr. Waldman spent seventeen years at the New York Blood Center, the largest blood center in the world, working in various roles including an eight year tenure as Technical Director. Dr. Waldman received his B.S. Degree from Brooklyn College, his PhD in Biochemistry from Tufts University, and was a guest Researcher/Post-Doctoral fellow, supported by the American Cancer Society and the NIH, at the University of Goteborg

Medical Faculty in Gothenberg, Sweden. Dr. Waldman has published numerous papers related to key areas of biological research.

Item 8.01	Other Items

          Since the end of the first quarter of 2008, the registrant has been involved in active negotiations to raise additional funds to finance its ongoing operations. Despite the registrant’s intensive efforts to secure financing and the registrant’s good faith belief that such financing would be secured, at the date hereof the registrant has been unable to secure any commitments for additional capital. The registrant has been exploring, and will continue to explore, financing options and strategic alternatives for the continuation of its operations. In the event that the registrant is unable to obtain additional capital in the near future, the registrant will be required to discontinue its operations and development activities until capital can be obtained.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: September 26, 2008

GAMMACAN INTERNATIONAL, INC.

By:	/s/ Patrick N.J. Schnegelsberg
Name:	Patrick N.J. Schnegelsberg
Title:	Chief Executive Officer